                                                                     Exhibit 2.1


                              SEPARATION AGREEMENT

                                  BY AND AMONG

                               DREAMWORKS L.L.C.,

                          DREAMWORKS ANIMATION L.L.C.,

                                       AND

                         DREAMWORKS ANIMATION SKG, INC.



                              DATED AS OF [ ], 2004

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
                                    ARTICLE I

                                   Definitions

                                   ARTICLE II

                                 The Separation

SECTION 2.01.  Transfer of Contributed Assets and Assumption of
               Contributed Liabilities .......................................   15

SECTION 2.02.  Preferred Transactions and DWA LLC Transactions ...............   17

SECTION 2.03.  PDI and Other Transactions ....................................   17

SECTION 2.04.  Termination of Agreements .....................................   18

SECTION 2.05.  Insurance Matters .............................................   19

SECTION 2.06.  Documents Relating to Other Transfers of Assets and
               Assumption of Liabilities .....................................   20

SECTION 2.07.  Other Ancillary Agreements ....................................   20

SECTION 2.08.  Disclaimer of Representations and Warranties ..................   21

SECTION 2.09.  Governmental Approvals and Consents ...........................   21

SECTION 2.10.  Novation of Contributed Liabilities ...........................   22

SECTION 2.11.  Novation of Liabilities other than Contributed Liabilities ....   23

SECTION 2.12.  Employee Benefit Arrangements .................................   24

                                   ARTICLE III

                       The IPO and Actions Pending the IPO

SECTION 3.01.  The IPO .......................................................   28

SECTION 3.02.  Proceeds of the IPO ...........................................   29

SECTION 3.03.  Charter; Bylaws ...............................................   29

                                   ARTICLE IV

         Conditions Precedent to Consummation of Separation Transactions

SECTION 4.01.  Separation Date ...............................................   29

                                    ARTICLE V

                        Mutual Releases; Indemnification

SECTION 5.01.  Release of Pre-Closing Claims .................................   29

SECTION 5.02.  Indemnification by the Corporation ............................   31

SECTION 5.03.  Indemnification by the LLC ....................................   33

SECTION 5.04.  Indemnification Obligations Net of Insurance Proceeds and Other
               Amounts; Shared Contract Liabilities ..........................   33

SECTION 5.05.  Procedures for Indemnification of Third Party Claims ..........   34

SECTION 5.06.  Additional Matters ............................................   35

SECTION 5.07.  Remedies Cumulative ...........................................   36

SECTION 5.08.  Survival of Indemnities .......................................   36

                                   ARTICLE VI

                            Certain Business Matters

SECTION 6.01.  Certain Business Matters ......................................   36

SECTION 6.02.  Late Payments .................................................   37

                                   ARTICLE VII

                    Exchange of Information; Confidentiality

SECTION 7.01.  Agreement for Exchange of Information; Archives ...............   37

SECTION 7.02.  Ownership of Information ......................................   38

SECTION 7.03.  Compensation for Providing Information ........................   38

SECTION 7.04.  Record Retention ..............................................   38

SECTION 7.05.  Limitations of Liability ......................................   38

SECTION 7.06.  Other Agreements Providing for Exchange of Information ........   39

SECTION 7.07.  Production of Witnesses; Records; Cooperation .................   39

SECTION 7.08.  Confidentiality ...............................................   40

SECTION 7.09.  Protective Arrangements .......................................   40

                                  ARTICLE VIII

                               Dispute Resolution

SECTION 8.01.  Disputes ......................................................   41

SECTION 8.02.  Escalation; Mediation .........................................   41

SECTION 8.03.  Court Actions .................................................   41

                                   ARTICLE IX

                               Further Assurances

SECTION 9.01.  Further Assurances ............................................   42

                                    ARTICLE X

                                   Termination

SECTION 10.01. Termination by Mutual Consent .................................   43

SECTION 10.02. Effect of Termination .........................................   43

                                   ARTICLE XI

                                  Miscellaneous

SECTION 11.01. Counterparts; Entire Agreement; Corporate Power ...............   43

SECTION 11.02. Governing Law .................................................   43

SECTION 11.03. Assignability .................................................   44

SECTION 11.04. Third Party Beneficiaries .....................................   44

SECTION 11.05. Notices .......................................................   44

SECTION 11.06. Severability ..................................................   44

SECTION 11.07. Force Majeure .................................................   45

SECTION 11.08. Publicity .....................................................   45

SECTION 11.09. Expenses ......................................................   45

SECTION 11.10. Headings ......................................................   45

SECTION 11.11. Survival of Covenants .........................................   45

SECTION 11.12. Waivers of Default ............................................   45

SECTION 11.13. Specific Performance ..........................................   46

SECTION 11.14. Amendments ....................................................   46

SECTION 11.15. Interpretation ................................................   46

SECTION 11.16. Submission to Jurisdiction; Waivers ...........................   46

SECTION 11.17. Special Damages ...............................................   46

                                    SCHEDULES

Schedule 1.01(a)..Animated Film Assets
Schedule 1.01(b)..Contributed Assets
Schedule 1.01(c)..Contributed Intellectual Property
Schedule 1.01(d)..Assumed Litigation
Schedule 1.01(e)..Corporation Contracts
Schedule 1.01(f)..DW Distribution
Schedule 1.01(g)..DWA Employees
Schedule 1.01(h)..Excluded Assets
Schedule 1.01(i)..Shared Contracts
Schedule 1.01(j)..Material Consents
Schedule 2.04(b)(ii) Excluded Terminated Agreements

                                    EXHIBITS

Exhibit A    Restated Certificate of Incorporation of DreamWorks Animation SKG,
               Inc.
Exhibit B    Amended and Restated Bylaws of DreamWorks Animation SKG, Inc.

                        THIS SEPARATION AGREEMENT, dated as of , 2004, is by and
                  among DREAMWORKS L.L.C., a Delaware limited liability company (the "LLC"), DREAMWORKS ANIMATION L.L.C., a Delaware limited liability company ("DWA LLC"), and DREAMWORKS ANIMATION SKG, INC., a Delaware corporation (the "Corporation"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

                                 R E C I T A L S

            WHEREAS, DreamWorks Inc., a Delaware corporation ("DW Inc") and a Subsidiary of the LLC, has previously contributed all of its various limited liability company interests (other than its 1% limited liability company interest in DWA LLC and its 1% limited liability company interest in DreamWorks Post-Production LLC) to Blue Sea Productions Inc., a Delaware corporation ("Blue Sea");

            WHEREAS, DW Inc has previously distributed all of its capital stock in Blue Sea to the LLC, leaving a 1% limited liability company interest in DWA LLC and a 1% limited liability company interest in DreamWorks Post-Production LLC as DW Inc's only assets;

            WHEREAS, the members of the LLC have determined that it is in the best interests of the LLC and its members to separate the LLC's existing businesses into two independent businesses;

            WHEREAS, the LLC and the Corporation have obtained all Material Consents or a waiver thereof;

            WHEREAS, the PDI Merger Agreement has been entered into by the parties thereto;

            WHEREAS, in furtherance of the foregoing, it is appropriate and desirable to effect the separation transactions, all as more fully described in this Agreement and the Ancillary Agreements;

            WHEREAS, the members of the LLC have further determined that it is appropriate and desirable, on the terms and conditions contemplated hereby, to cause the Corporation, together with certain selling stockholders, to offer and sell in the IPO shares of Class A Common Stock; and

            WHEREAS, it is appropriate and desirable to set forth the transactions required to effect the foregoing;

            NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            For the purpose of this Agreement the following terms shall have the following meanings:

            "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

            "Actual E Shares" means actual limited liability company interests in the LLC granted pursuant to the LLC's Employee Equity Participation Plan.

            "Affiliate" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

            "Agreement" means this Separation Agreement, including all of the Schedules and Exhibits hereto.

            "Ancillary Agreements" means the Ancillary Services Agreement, the Film Distribution Agreement, the Services Agreement, the Trademark License Agreement, the Trademark Assignment, the Copyright Assignments and the Tax Receivable Agreement.

            "Ancillary Services Agreement" means the Merchandise & Promotion Ancillary Services Agreement, dated , 2004, between the Corporation and the LLC.

            "Animated Motion Picture" means any means a Motion Picture that is created predominantly by one or more non-live action production methods (e.g., hand-drawn animation such as "Prince of Egypt", CGI such as "Shrek", stop-motion such as "Chicken Run" and/or motion capture such as "Polar Express") (each, an "Animation Method"). However, a Motion Picture shall not be deemed to be an Animated Motion Picture if digital Animation Method(s) are used, in whole or in part, to create photorealistic characters that interact with live-action characters in live-action settings. (Photorealistic characters include both "real world" characters modified by an Animation Method e.g., Babe the pig in "Babe" and characters that are invented but which are depicted in a "real world" manner by an Animation Method (e.g., Yoda in "Star Wars II: Attack of the Clones," Gollum in "Lord of the Rings," the dinosaurs in "Jurassic Park," the robots in "I, Robot," and the toy soldiers in "Small Soldiers.")

            "Animated Motion Picture Business" means the business, activities and operations of the LLC and its Subsidiaries (prior to the Separation) that constitute the creation, development, pre-production, production and post-production of animated content for distribution into various existing and future media channels, including for theatrical, television, home video and internet distribution, as well as the business of merchandising consumer products and related materials; provided, for the avoidance of doubt, it is understood and agreed that the Animated Motion Picture Business shall not include the business activities and operations that constitute the distribution of Animated Motion Pictures (except to the extent that the merchandising of consumer products may be considered a "distribution" business).

            "Animated Film Assets" means the Film Assets related principally to the Animated Motion Pictures listed on Schedule 1.01(a), which, for the avoidance of doubt, excludes all Film Assets related primarily to the Retained Motion Pictures.

            "Assets" means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person, including the following:

            (a) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disk, magnetic tape or any other form;

            (b) all apparatus, computers, computer generated animation equipment, other animation equipment, other electronic data processing equipment, studio equipment, fixtures, machinery, other equipment, furniture, office equipment, automobiles, motor vehicles and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property;

            (c) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

            (d) all interests in real property of whatever nature, including easements, whether as owner, mortgagee, lessor, sublessor, lessee, sublessee or otherwise;

            (e) all interests in any capital stock or other equity interests of any other Person, all bonds, notes, debentures or other securities issued by any other Person, all loans, advances or other extensions of credit or capital contributions to any other Person and all other investments in any Person;

            (f) all license agreements, leases of personal property, open purchase orders for supplies, parts or services and other contracts, agreements or commitments;

            (g) all deposits, letters of credit and performance and surety bonds;

            (h) all written technical information, data, specifications, research and development information, engineering drawings, operating and maintenance manuals, animation techniques and processes and materials and analyses prepared by consultants and other third parties;

            (i) all domestic and foreign patents, copyrights, trade names, trademarks, service marks and registrations and applications for any of the foregoing, mask works, trade secrets, inventions, other proprietary information, rights to films and television programs and licenses from third Persons granting the right to use any of the foregoing;

            (j) all computer applications, programs and other software, including operating software, network software, firmware, middleware, design software, design tools, systems documentation, animation software and instructions;

            (k) all cost information, sales and pricing data, customer prospect lists, supplier records, customer and supplier lists, customer and vendor data, correspondence and lists, product literature, artwork, design, development and manufacturing files, vendor and customer drawings, formulations and specifications, quality records and reports and other books, records, studies, surveys, reports, plans and documents;

            (l) all prepaid expenses, trade accounts and other accounts and notes receivable;

            (m) all rights under contracts or agreements, all claims or rights against any Person arising from the ownership of any Asset, all rights in connection with any bids or offers and all claims, choices in action and similar rights, whether accrued or contingent;

            (n) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

            (o) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

            (p) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

            (q) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

            "Blue Sea" has the meaning set forth in the recitals hereto.

            "Class A Common Stock" means the Class A Common Stock, $0.0l par value per share, of the Corporation.

            "Class B Common Stock" means the Class B Common Stock, $0.01 par value per share, of the Corporation.

            "Class C Common Stock" means the Class C Common Stock, $0.01 par value per share, of the Corporation.

            "Compensation Committee" has the meaning set forth in Section
2.13(e).

            "Consents" means any consents, waivers or approvals from, or notification requirements to, any third parties.

            "Contributed Assets" means all Assets used, held for use or intended to be used primarily in the operation or conduct of the Animated Motion Picture Business other than Excluded Assets, including (without limitation):

            (a) the Assets listed or described on Schedule 1.01(b);

            (b) the Animated Film Assets;

            (c) all intellectual property listed or described on Schedule
1.01(c);

            (d) all Corporation Contracts;

            (e) the LLC's 99% limited liability company interest in DreamWorks Post-Production LLC;

            (f) the Redwood City Lease;

            (g) the Grandview Lease; and

            (h) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disk, magnetic tape or any other form, in each case, primarily relating to the business and operations of the animation group of the LLC or any of its Subsidiaries


            "Contributed Liabilities" means (without duplication) (a) all Liabilities primarily related to, arising out of or resulting from the operation or conduct of the Animated Motion Picture Business, including any Liabilities to the extent relating to, arising out of or resulting from any Contributed Asset, in each case whether arising before, on or after the Separation Date, (b) all Shared Contract Liabilities, whether arising before, on or after the Separation Date, (c) all Liabilities of, or relating to, DWA Employees arising out of, or resulting from future, present or former employment with the Animated Motion Picture Business (including any Liabilities relating to, arising out of or resulting from any Plan to the extent they relate to DWA Employees), (d) the $[ ] of Revolver Debt that the Corporation expressly assumes on the Separation Date, (e) all Liability for the Advances (as defined in the Universal Agreement) that the Corporation expressly assumes pursuant to the Universal Interparty Agreement, (f) all Liability for the subordinated debt that the Corporation expressly assumes pursuant to the HBO Loan Agreement, (g) all Liabilities relating to the actions, suits, claims and proceedings listed on Schedule 1.01(d), (h) all Liabilities primarily related to, arising out of or resulting from the merger of PDI and Merger Sub, including, without limitation, any claim brought by or on behalf of a stockholder of PDI, (i) all Liabilities primarily related to the business and operations of PDI and (j) all Liabilities of the LLC under any agreement between the LLC and any of the directors or director nominees of the Corporation entered into prior to the Separation Date that indemnifies such directors or directors nominees for actions taken in their capacity as directors or director nominees of the Corporation (or, in the case of Roger Enrico, as an employee of the Corporation).

            "Contribution" has the meaning set forth in the Formation Agreement.

            "Contributing Member" has the meaning set forth in the Formation Agreement.

            "Copyright Assignments" means the Copyright Assignments, dated as of the Separation Date, between DW Funding and the LLC and between the LLC and the Corporation or DWA LLC.

            "Corporation" has the meaning set forth in the preamble hereto.

            "Corporation Contracts" means the contracts, agreements and other documents listed or described on Schedule 1.01(e).

            "Corporation Credit Facility" means the Credit Agreement to be entered into by the Corporation, as borrower, the agent banks named therein and the other lending banks from time to time party thereto.

            "Corporation Group" means the Corporation, each Subsidiary of the Corporation, including PDI, and each other Affiliate of the Corporation before or after the Separation Date (other than the LLC and its Subsidiaries or any Person that controls the Corporation before or after the Separation Date, including, for the avoidance of doubt, Jeffrey Katzenberg, Steven Spielberg, David Geffen and Paul Allen).

            "Corporation Indemnitees" has the meaning set forth in Section 5.03.

            "Corporation Shared Contract" means those contracts set forth on
Schedule 1.01(i) under the caption Corporation Shared Contract.

            "Distribution Servicing Agreements" has the meaning set forth in the Film Distribution Agreement.

            "DWA LLC Interest" means an interest in DreamWorks Animation L.L.C., a Delware limited liability company.

            "DWA Restricted Stock" means a share of Class A Common Stock granted pursuant to the 2004 Omnibus Incentive Compensation Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions of the applicable award agreement governing such award.

            "DW Distribution" means the distribution, in accordance with Article VIII of the Sixth Amended and Restated Limited Liability Company Agreement of the LLC, as amended up to and including its third amendment, by the LLC of all of its right, title and interest in and to the DWA LLC Interests held directly by the LLC (other than the amount of DWA LLC Interests to be used for the Preferred Redemptions as set forth on Schedule 2.01(a) of the Formation Agreement) to the members of the LLC listed on Schedule 1.01(f) hereto, in the amounts set forth on Schedule 1.01(f).


            "DW Funding" means DW Funding, LLC, a Delaware limited liability company.

            "DW Inc" has the meaning set forth in the recitals hereto.

            "DWA Employee" means any individual who is (a) either actively employed by, or on a leave of absence from (including short-term or long-term disability), any Person in the Corporation Group on the Separation Date, (b) employed by the Corporation Group following the Separation Date, (c) a DWA Terminated Employee or (d) listed on Schedule 1.01(g).

            "DWA Option" means an option to purchase shares of Class A Common Stock granted pursuant to the 2004 Omnibus Incentive Compensation Plan.

            "DWA Terminated Employee" means any individual who is (a) a former employee of any Person in the LLC Group whose primary responsibilities were to the Animated Motion Picture Business and who was terminated on or before the Separation Date or (b) a former employee any Person in the Corporation Group, provided, however that a DWA Terminated Employee shall not include any individual who otherwise would be a DWA Terminated Employee, but who is subsequently employed by any Person in the LLC Group prior to the Separation Date.

            "DWA LLC" has the meaning set forth in the preamble hereto.

            "Employee Equity Participation Plan" means the amended and restated employee equity participation plan of DreamWorks L.L.C. and its subsidiaries for employees and officers of the LLC.

            "Escalation Notice" has the meaning set forth in Section 8.02.

            "Exercise Price" has the meaning set forth in the 2004 Omnibus Incentive Compensation Plan.

            "Exchange Ratio" has the meaning set forth in the PDI Merger Agreement.

            "Excluded Insurance" has the meaning set forth in Section 2.05.

            "Excluded Assets" means (i) all Retained Motion Pictures and (ii) all Assets listed on Schedule 1.01(h) hereto.

            "Excluded Liabilities" means (a) all Liabilities arising from any Distribution Servicing Agreements (other than those described in clause (e) and (f) of the definition of Contributed Liability), whether before or after the Separation Date, and all Liabilities of the LLC in its capacity as Distributor under the Film Distribution

Agreement, provided that the foregoing shall not in any way abrogate or limit any Liabilities of the Corporation to the LLC under the Film Distribution Agreement, including those specified in Section 10 thereof (which Liabilities shall not be Excluded Liabilities), (b) any indebtedness that the LLC incurs following the Separation Date under the LLC Credit Facility, (c) any Liability of DreamWorks Post-Production LLC that is not primarily related to the Animated Motion Picture Business and (d) any Liability relating to, arising out of or resulting from the operation or conduct by any Person in the LLC Group of any business other than the Animated Motion Picture Business.

            "Fair Market Value" has the meaning set forth in the 2004 Omnibus Incentive Compensation Plan.

            "Film Assets" means, with respect to any Motion Picture, all of the specified party's right, title and interest in (i) the Film Property for the Motion Picture, (ii) the Tangible Film Materials relating to such Motion Picture, (iii) all Gross Receipts to be paid in respect of such Motion Picture, and (iv) all other products and proceeds of whatever nature relating to the Motion Picture.

            "Film Distribution Agreement" means the Distribution Agreement, dated as of , 2004, by and between the LLC and the Corporation.

            "Film Securitization Facility" means DW Funding's structured financing facility, which is secured by certain rights in the LLC Group's film library, including certain Animated Film Assets.

            "Film Property" means, with respect to any Motion Picture, all of the specified party's right, title and interest in and to the following:

      (i) all common law and statutory copyrights, rights in copyrights, interests in copyrights, applications for copyrights and renewal and extensions in copyrights, domestic and foreign, from time to time with respect to such Motion Picture and to all Literary Material upon which such Motion Picture is based, including the original screenplay for such Motion Picture, or any part thereof;

      (ii) the ownership of and rights to use and sublicense the use of (a) the title of such Motion Picture (to the extent such title is a registered trademark) in any and all print styles and forms and in connection with the distribution, marketing and promotion of such Motion Picture, (b) all trade marks and service marks associated with the Motion Picture, and (c) all goodwill associated therewith or symbolized thereby;

      (iii) the license to use, in connection with such Motion Picture, all Literary Material, and all common law and statutory copyrights, and rights and interests in copyrights and renewals and extensions of copyrights, in and to said Literary Material; and

      (iv) the license to use, in connection with such Motion Picture, all original or licensed music included in the soundtrack of such Motion Picture and all musical material created for such Motion Picture or upon which such Motion Picture is based or to be based, in whole or in part, and all common law and statutory copyrights, and rights and interests in copyrights and renewals and extensions of copyrights, in and to said musical material.

            "Formation Agreement" means the Formation Agreement, dated as of the Separation Date, by and among the Corporation, the LLC, a limited liability limited partnership to be named and the Members party thereto.

            "Founders Shares Awards" means 100 shares of Class A Common Stock, grossed-up for withholding taxes.

            "401(k) Plan", when immediately preceded by "LLC" means the DreamWorks 401(k) Plan. When immediately preceded by "Corporation", "401(k) Plan" shall mean the corresponding qualified profit-sharing plan, which contains a Code Section 401(k) feature, that the Corporation shall establish, sponsor, and maintain pursuant to this Agreement.

            "FSA Plan", when immediately preceded by "LLC" means the health flexible spending arrangement component of the DreamWorks L.L.C. Section 125 Plan. When immediately preceded by "Corporation," "FSA Plan" shall mean the corresponding health flexible spending arrangement operating through a plan or other arrangement that satisfies the requirements of Section 125 of the Code that the Corporation shall establish, sponsor and maintain pursuant to this Agreement.

            "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

            "Governmental Authority" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

            "Grandview Lease" means the Standard Industrial/Commercial Multi-Tenant Lease - Gross, dated as of August 7, 1996, between the LLC and the lessors party thereto, as amended.

            "Gross Receipts" means, with respect to any Motion Picture, all amounts paid or payable in cash to the owner of the Film Property in such Motion Picture.

            "Group" means either the LLC Group or the Corporation Group, as the context requires.

            "HBO Loan Agreement" means the Subordinated Loan Agreement, dated as of the Separation Date, between Home Box Office, Inc. and the Corporation and the promissory note related thereto.


            "Hybrid Motion Picture" means a Motion Picture that is predominantly live-action, but in which at least two of the four characters with the most screen time, or in which a majority of the characters with speaking roles, are created (non-photorealistically) by an Animation Method. "Who Framed Roger Rabbit," "Looney Tunes - Back in Action" and "Space Jam" would be Hybrid Motion Pictures.

            "Indemnifying Party" has the meaning set forth in Section 5.04(a).

            "Indemnitee" has the meaning set forth in Section 5.04(a).

            "Indemnity Payment" has the meaning set forth in Section 5.04(a).

            "Information" means information in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, films, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

            "Insurance Proceeds" means those monies (a) received by an insured from an insurance carrier or (b) paid by an insurance carrier on behalf of the insured, in each such case net of any applicable premium adjustments (including reserves and retrospectively rated premium adjustments) and net of any costs or expenses incurred in the collection thereof.

            "IPO" means the initial public offering by the Corporation and the selling stockholders identified in the IPO Registration Statement of shares of Class A Common Stock pursuant to the IPO Registration Statement.

            "IPO Document" has the meaning set forth in Section 5.02.

            "IPO Registration Statement" means the registration statement on Form S-l (File No. 333-117528) filed under the Securities Act, pursuant to which the Class A Common Stock to be issued in the IPO will be registered, together with all amendments thereto.

            "Liabilities" means any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, reckonings, indemnities and similar obligations, covenants, controversies, guarantees, make whole agreements and similar obligations, and other liabilities and requirements, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

            "Literary Material" means written matter, whether published or unpublished, in any form, including a novel, book, article, treatment, outline, poem, screenplay, teleplay, story, manuscript, letter, play or otherwise, which may be included in or upon which a Motion Picture may be based.

            "Live Action Motion Picture" means an means a Motion Picture which is not an Animated Motion Picture or a Hybrid Motion Picture, as defined above.

            "LLC" has the meaning set forth in the preamble hereto.

            "LLC Credit Facility" means the Credit Agreement, dated as of August 22, 2002, between the LLC, JPMorgan Chase Bank, as administrative agent, and the other agents and lending banks from time to time party thereto, as may be amended, modified, restated or replaced at any time.

            "LLC Employee Distribution" means the distribution of all of the LLC's right, title and interest in a number of shares of Class A Common Stock held by the LLC having a value (based on the initial public offering price per share appearing on the cover page of the IPO prospectus, without deduction for underwriters' fees or discounts) necessary for the LLC to make the transfers in respect of the equity-based compensation awards of the LLC described in Sections 2.12(j), 2.12(l) and 2.12(m).

            "LLC Group" means the LLC, each Subsidiary of the LLC and each other Affiliate of the LLC before or after the Separation Date (other than the Corporation and its Subsidiaries or any Person that controls the LLC before or after the Separation Date including, for the avoidance of doubt, Jeffrey Katzenberg, Steven Spielberg, David Geffen and Paul Allen).

            "LLC Operating Agreement" means the Sixth Amended and Restated Limited Liability Company Agreement, dated as of March 21, 2003, of the LLC, as amended by each amendment up to and including the third amendment thereto.

            "LLC Indemnitees" has the meaning set forth in Section 5.02.

            "LLC Shared Contract" means those contracts set forth on Schedule 1.01(i) under the caption LLC Shared Contract.

            "Material Consents" means the consents listed on Schedule 1.01(j).

            "Member" has the meaning set forth in the Formation Agreement.

            "Merger Sub" means DWA Acquisition Corp., a Delaware corporation that is wholly owned by the Corporation.

            "Motion Picture" means audiovisual product produced and distributed of every kind and character whatsoever, including all present and future technological developments, whether produced by means of any photographic, electrical, electronic, mechanical or other processes or devices now known or hereafter devised, and their accompanying devices and processes whether pictures, images, visual and aural representations are recorded or otherwise preserved for projection, reproduction, exhibition, or transmission by any means or media now known or hereafter devised in such manner as to appear to be in motion or sequence, including computer generated pictures and graphics other than video games.

            "Motion Picture Copy" means any tangible physical embodiment of a Motion Picture or any portion thereof, including any negative or positive Motion Picture film in any gauge, any video or electronic recording, whether on magnetic tape, electronic disc or any other physical material or substance of any kind produced by means of any photographic, electrical, electronic, mechanical or other process or device now know or hereafter devised, on or with respect to which a Motion Picture or any part thereof is printed, imprinted, recorded, reproduced, duplicated or otherwise preserved.

            "PDI" means Pacific Data Images, Inc., a California corporation.

            "PDI Inc Value" has the meaning set forth in Section 2.03.

            "PDI Interest" means the limited liability company interest in PDI LLC held by the LLC in the form of Class D Stock (as defined in PDI LLC's limited liability company agreement) having a participation percentage of 40%.

            "PDI LLC" means Pacific Data Images, LLC, a Delaware limited liability company.

            "PDI LLC Value" has the meaning set forth in Section 2.03.

            "PDI Merger Agreement" means the Merger Agreement, to be dated as of a date prior to the Separation, by and between Merger Sub and PDI.

            "Person" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

            "Phantom E Stock" means phantom limited liability company interests in the LLC granted pursuant to the LLC's Employee Equity Participation Plan.

            "Phantom E Options" means a phantom limited liability company option in the LLC granted pursuant to LLC's Employee Equity Participation Plan.

            "Plan" means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees, directors, consultants or former consultants of the LLC or the Corporation.

            "Preferred Contributions" has the meaning set forth in the Formation Agreement.

            "Preferred Redemptions" has the meaning set forth in the Formation Agreement.

            "Prime Rate" means the rate which JPMorgan Chase Bank (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) announces from time to time as its prime lending rate, as in effect from time to time.

            "Prospectus" means each preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement.

            "Redwood City Lease" means the Triple Net Space Lease, dated as of May 22, 2002, between Pacific Shores Development LLC, as Lessor, and the LLC, as Lessee.

            "Residual DW Distribution" has the meaning set forth in the Formation Agreement.

            "Retained Motion Pictures" means any picture released prior to the Separation Date by the LLC under the "Go Fish" label.

            "Revolver Debt" means $      of indebtedness outstanding immediately
prior to the Separation Date under the LLC Credit Agreement.

            "RSU" means a restricted stock unit award granted pursuant to the 2004 Omnibus Incentive Compensation Plan that represents an unfunded and unsecured promise to deliver Class A Common Stock, cash, other securities, other awards or other property in accordance with the terms of the applicable agreement governing such award.

            "SAR" means a stock appreciation right award granted pursuant to the 2004 Omnibus Incentive Compensation Plan that represents an unfunded and unsecured promise to deliver Class A Common Stock, cash, other securities, other awards or other property equal in value to the excess, if any, of the Fair Market Value per share of Class A Common Stock over the per share Exercise Price of the SAR, subject to the terms of the applicable agreement governing such award

            "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "Security Interest" means any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer or other encumbrance of any nature whatsoever.

            "Separation" has the meaning set forth in Section 4.01.

            "Separation Date" has the meaning set forth in Section 4.01.

            "Services Agreement" means the Services Agreement, dated as of the Separation Date, by and between the LLC and the Corporation.

            "Shared Contract Liability" means any Liability related to, arising out of or resulting from a Corporation Shared Contract or an LLC Shared Contract.

            "Small Animated Motion Pictures" means an Animated Motion Picture whose acquisition or production cost is equal to or less than $10,000,000.

            "Subsidiary" means, when used with respect to any Person, (a) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the total voting power in the election of directors of all outstanding shares of all classes and series of capital stock of such corporation entitled generally to vote in such election; and (b) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (i) a majority ownership interest or (ii) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

            "Tangible Film Materials" means, with respect to any Motion Picture, and only to the extent it exists as of the Effective Date with respect to such Motion Picture, (i) all Motion Picture Copy of every kind or nature of or relating to such Motion Picture and all versions thereof, including the YCM, master prints, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preprint materials (including interpositives, negatives, videotapes, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, video masters and all other forms of preprint elements which may be necessary or useful to produce prints or other copies or additional preprint elements, whether now known or hereafter devised), sound tracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims, credit-lists, music licenses, all promotional materials relating to each such Motion Picture, including, without limitation, transparencies, posters, press books, publicity kids, still photographs and promotional trailers and any and all other physical properties of every kind and nature relating to each such Motion Picture in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof and (ii) to the extent related to or derived from the delivery, exhibition, distribution or other exploitation of any Motion Picture, all documents of title, including any bill of lading, dock warrant or dock receipt, all rights under any laboratory pledgeholder agreement, laboratory access agreement, warehouse receipt or order for the delivery of inventory, and also any other document or receipt which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

            "Tax Receivable Agreement" means the Tax Receivable Agreement, dated as of the Separation Date, among the Corporation and an entity controlled by Paul Allen.

            "Third Party Claim" has the meaning set forth in Section 5.05(a).

            "Trademark Assignment" means the Trademark Assignment, dated as of the Separation Date, by and between the LLC and the Corporation.

            "Trademark License Agreement" means the Trademark License Agreement, dated as of the Separation Date, by and between the LLC and the Corporation, providing for, among other things, the license of the "DreamWorks" trademark by the Corporation to the LLC.

            "2004 Omnibus Incentive Compensation Plan" means the Corporation's 2004 Omnibus Incentive Compensation Plan for any director, officer, employee or consultant of the Corporation or any of its Affiliates.

            "Underwriters" means the underwriters for the IPO.

            "Underwriting Agreement" means the underwriting agreement to be entered into among the Corporation, the selling stockholders named therein and the Underwriters with respect to the IPO.

            "Universal Agreement" means the Master Agreement, amended and restated as of October 31, 2003, between the LLC and Vivendi Universal Entertainment LLLP, as assignee of Universal Studios, Inc.

            "Universal Interparty Agreement" means the Interparty Agreement, dated as of the Separation Date, between Vivendi Universal Entertainment LLLP, the LLC and the Corporation.

                                   ARTICLE II

                                 The Separation

            SECTION 2.01. Transfer of Contributed Assets and Assumption of Contributed Liabilities. (a) On the Separation Date and subject to Section 2.09 hereof, immediately prior to consummation of the transactions contemplated in
Section 2.01(b), the LLC shall acquire from DW Funding all of DW Funding's right, title and interest in all Animated Film Assets, in each case, free from any encumbrances in connection with the Film Securitization Facility.

            (b) On the Separation Date and subject to Section 2.09 hereof, (i) the LLC shall contribute, assign, transfer, convey and deliver to DWA LLC, and shall cause its applicable Subsidiaries to contribute, assign, transfer, convey and deliver to DWA LLC, an undivided 99% interest in all of the LLC's and such Subsidiaries' respective rights, titles and interests in and to all Contributed Assets not then held by DWA LLC or PDI and (ii) the LLC shall contribute, assign, transfer, convey and deliver to DW Inc, and shall cause its applicable Subsidiaries to contribute, assign, transfer, convey and deliver to DWA LLC, an undivided 1% interest in all of the LLC's and such Subsidiaries' respective rights, titles and interests in and to all Contributed Assets not then held by DWA LLC or PDI and (iii) DW Inc shall subsequently contribute, assign, transfer, convey and deliver to DWA LLC its undivided 1% interest in the Contributed Assets received in subparagraph (ii) to DWA LLC.


            (c) On the Separation Date, DWA LLC shall assume, and agree to pay, perform, satisfy and discharge on a timely basis all of the Contributed Liabilities (other than any Excluded Liability) in accordance with their respective terms, regardless of (i) when or where such Liabilities arose or arise, (ii) whether the facts on which they are based occurred on, prior to or subsequent to the Separation Date, (iii) where or against whom such Liabilities are asserted or determined, (iv) whether asserted or determined on, prior to or subsequent to the Separation Date or (v) whether arising from or alleged to arise from negligence, recklessness, violation of law, fraud or misrepresentation by any Person in the LLC Group, provided, however, that the foregoing clause (v) shall not limit the rights of DWA LLC or the Corporation to make a claim against any Person in the LLC Group for Liabilities suffered by any person in the Corporation Group as a direct result of such actions on the part of a Person in the LLC Group after the Separation Date and the Corporation shall be obligated for Shared Contract Liabilities only as set forth in Section 2.01(d).


            (d) On and after the Separation Date, the LLC shall make available to the Corporation Group the benefits and rights under each LLC Shared Contract to the extent such benefits and rights have historically been provided to the Animation Motion Picture Business; provided that (i) no Person in the Corporation Group shall take any action, or refrain from taking any action, if
(A) such action or inaction is reasonably likely to or does result in a breach on the part of any Person in the LLC Group under any LLC Shared Contract and (B) such Person in the Corporation Group would otherwise be obligated to take or not take such action under the LLC Shared Contract had such Person become severally liable under the LLC Shared Contract on the Separation Date, (ii) each Person in the Corporation Group shall cooperate with the LLC and, at the LLC's request, take such actions that are reasonably necessary or desirable to ensure that the LLC is able to perform its obligations constituting Shared Contract Liabilities under such LLC Shared Contract and (iii) to the extent any Liability under an LLC Shared Contract is either (x) specifically allocated to the Animated Motion Picture Business or (y) related to the benefits and rights made available to the Corporation Group under such LLC Shared Contract, such Shared Contract Liabilities shall be, as between the LLC and the Corporation, the responsibility of the Corporation. It is understood that, unless otherwise mutually agreed, there will not be a novation or assignment of the Shared Contract Liabilities and that the Corporation shall perform its obligations hereunder by taking all such actions as are reasonably necessary or desirable to ensure that the LLC is able to perform all of the obligations constituting Shared Contract Liabilities under each LLC Shared Contract.

            (e) On and after the Separation Date, the Corporation shall make available to the LLC Group the benefits and rights under each Corporation Shared Contract to the extent such benefits and rights have historically been provided to the LLC Group; provided that (i) no Person in the LLC Group shall take any action, or refrain from taking any action, if (A) such action or inaction is reasonably likely to or does result in a breach on the part of any Person in the Corporation Group under any Corporation Shared Contract and (B) such Person in the LLC Group would otherwise be obligated to take or not take such action under the Corporation Shared Contract had such Person become severally liable under the Corporation Shared Contract on the Separation Date, (ii) each Person in the LLC Group shall cooperate with the Corporation and, at the Corporation's request, take such actions that are reasonably necessary or desirable to ensure that the Corporation is able to perform its obligations constituting Shared Contract Liabilities under such Corporation Shared Contract and (iii) to the extent any Liability under a Corporation Shared Contract is either (x) specifically allocated to the LLC Group or (y) related to the benefits and rights made available to the LLC Group under such Corporation Shared Contract, such Corporation Shared Contract Liabilities shall be, as between the LLC and the Corporation, the responsibility of the LLC. It is understood that, unless otherwise mutually agreed, there will not be a novation or assignment of the Corporation Shared Contract Liabilities and that the LLC shall perform its obligations hereunder by taking all such actions as are reasonably necessary or desirable to ensure that the Corporation is able to perform all of the obligations constituting Shared Contract Liabilities under each Corporation Shared Contract.


            SECTION 2.02. Preferred Transactions and DWA LLC Transactions. (a) On the Separation Date, immediately after effecting the transactions contemplated in Section 2.01 and in the case of (b), (c) and (d) of this Section 2.02, subject to the effectiveness of the Underwriting Agreement and the execution of the Formation Agreement:



            (a) the LLC shall make the DW Distribution;



            (b) the applicable Persons shall make the Preferred Contributions;
and



            (c) the LLC shall make the Preferred Redemptions; and



            (d) each applicable Person shall make the Contribution.


            SECTION 2.03. PDI and Other Transactions. On the Separation Date, immediately after effecting the transactions contemplated in Section 2.02:

            (i) the LLC shall contribute, assign, transfer, convey and deliver to the Corporation all its right, title and interest in and to the PDI Interest in exchange for that number of shares of Class A Common Stock determined by:

                  (A) multiplying the fair market value (as set forth in the PDI
            Merger Agreement) of each share of PDI common stock by the total number of outstanding shares of PDI common stock on the Separation Date (the "PDI Inc Value") and multiplying the result by 1.66 (the "PDI LLC Value"); and then

                  (B) dividing the excess of the PDI LLC Value over the PDI Inc
            Value by the initial public offering price per share of Class A Common Stock in the IPO, without deduction for underwriter's fees or discounts.

            (ii) the merger of Merger Sub with and into PDI shall be consummated in accordance with the PDI Merger Agreement;

            (iii) the Corporation shall contribute, assign, transfer, convey and deliver to PDI all its right, title and interest in and to the PDI Interest;

            (iv) the LLC shall make the LLC Employee Distribution;

            (v) the LLC shall make the Residual DW Distribution.

            SECTION 2.04. Termination of Agreements. (a) Except as set forth in
Section 2.04(b), in furtherance of the releases and other provisions of Section
5.01 hereof, the Corporation and each Person in the Corporation Group, on the one hand, and the LLC and each Person in the LLC Group, on the other hand, hereby terminate any and all agreements, arrangements, commitments or understandings, whether or not in writing, between or among the Corporation and/or any Person in the Corporation Group, on the one hand, and the LLC and/or any Person in the LLC Group, on the other hand, effective as of the Separation Date. No such terminated agreement, arrangement, commitment or understanding (including any provision thereof which purports to survive termination) shall be of any further force or effect after the Separation Date. Each party shall, at the reasonable request of any other party, take, or cause to be taken, such other actions as may be necessary to effect the foregoing.

            (b) The provisions of Section 2.04(a) shall not apply to any of the following agreements, arrangements, commitments or understandings (or to any of the provisions thereof): (i) this Agreement and the Ancillary Agreements (and each other agreement or instrument expressly contemplated by this Agreement or any Ancillary Agreement to be entered into by any of the parties hereto or any Person in their respective Groups); (ii) any agreements, arrangements, commitments or understandings listed or described on Schedule 2.04(b)(ii); (iii) any agreements, arrangements, commitments or understandings to which any Person other than the parties hereto and their respective Affiliates is a party (it being understood that to the extent that the rights and obligations of the parties and the Persons in their respective Groups under any such agreements, arrangements, commitments or understandings constitute Contributed Assets or Contributed Liabilities, they shall be assigned pursuant to Section 2.01); and
(iv) any
other agreements, arrangements, commitments or understandings that this Agreement or any Ancillary Agreement expressly contemplates will survive the Separation Date.

            SECTION 2.05.  Insurance Matters.

            (a) The Corporation acknowledges that, following the Separation Date, no Person in the Corporation Group, nor any of their respective officers, directors or employees, will be covered by directors' and officers' insurance policies or errors and omissions insurance (collectively, the "Excluded Insurance"); provided that the LLC will maintain the Excluded Insurance for a period of not less than three years from the Separation Date and will assist the Corporation in making any claims thereunder with respect to events occurring prior to the Separation Date to the extent covered thereby. The Corporation acknowledges and agrees that, prior to the Separation Date, it shall obtain its own Excluded Insurance with respect to events occurring prior to the Separation that would not be covered by the LLC's policies (e.g. IPO-related claims). With respect to all other insurance coverage, as soon as reasonably practicable following the Separation Date, but in no event later than January 1, 2005, the Corporation shall obtain and maintain insurance policies (whether directly or through arrangements made through the LLC's risk management department) covering its risk of loss and such insurance policies shall be separate and apart from the LLC's insurance programs. Notwithstanding the foregoing the LLC shall use commercially reasonable efforts to assist the Corporation in the transition to its own separate insurance programs and shall provide the Corporation with any information that is in its possession and is reasonably available and necessary to obtain insurance coverage for the Corporation. In addition, the LLC shall provide risk management services as set forth in, and subject to the terms of, the Services Agreement. Prior to January 1, 2005, the LLC shall, subject to insurance market conditions and other factors beyond its control, maintain policies of insurance (other than Excluded Insurance), including for the benefit of the Corporation or any Person in the Corporation Group, that are comparable to those maintained generally by the LLC. The Corporation acknowledges that such insurance policies are for the benefit of all companies insured by such policies, and policy limits may be eroded or exhausted by insureds other than Persons in the Corporation Group. The Corporation further acknowledges that policy limits are eroded on a "first paid" basis, without regard to when an occurrence or loss takes place or when a claim is filed. The Corporation acknowledges that coverage under such insurance policies will be governed by the policy terms and conditions.

            (b) The Corporation shall promptly pay or reimburse the LLC for premium expenses and any costs and expenses which the LLC may incur in connection with the insurance coverage maintained pursuant to this Section 2.05, including but not limited to any subsequent premium adjustments but excluding any costs or expenses related to risk management services. All payments and reimbursements by the Corporation shall be made within thirty days after the Corporations' receipt of an invoice from the LLC. Any risk management services provided pursuant to the Services Agreement shall be reimbursed solely as set forth in the Services Agreement.

            (c) Each of the LLC and the Corporation will share such information as is reasonably necessary in order to permit the other to manage and conduct its insurance matters in an orderly fashion. Each of the LLC and the Corporation, at the request of the other, shall cooperate with and use commercially reasonable efforts to assist the other in recoveries for claims made under any insurance policy for the benefit of any insured party, and neither the LLC nor the Corporation, nor any Person in either of their respective Groups, shall take any action which would intentionally jeopardize or otherwise interfere with either party's ability to collect any proceeds payable pursuant to any insurance policy. After the Separation Date, neither the LLC nor the Corporation shall (and shall ensure that no Person in their respective Groups shall), without the consent of the other, provide any insurance carrier with a release, or amend, modify or waive any rights under any such policy or agreement, if such release, amendment, modification or waiver would materially adversely affect any rights or potential rights of any Person in the other Group thereunder. However, nothing in this Section 2.05(c) shall (i) preclude any Person in any Group from presenting any claim or from exhausting any policy limit, (ii) require any Person in any Group to pay any premium or other amount or to incur any Liability or (iii) require any Person in any Group to renew, extend or continue any policy in force.

            (d) The defense of claims, suits or actions giving rise to potential or actual insurance claims in which the Corporation has an interest will be managed (in conjunction with the LLC's insurers, as appropriate) by the LLC (at its expense) unless the resolution of such claim, suit or action would be reasonably likely to result in a Liability the majority of which would be borne by the Corporation, in which case the Corporation shall bear the expense and may choose to manage such defense.

            SECTION 2.06. Documents Relating to Other Transfers of Assets and Assumption of Liabilities. In furtherance of the assignment, transfer and conveyance of Contributed Assets and the assumption of Contributed Liabilities set forth in Section 2.01 on or prior to the Separation Date, (i) the LLC shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such bills of sale, stock powers, certificates of title, assignments of contracts, copyright assignments and other instruments of transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of the LLC's and its Subsidiaries' right, title and interest in and to the Contributed Assets to DWA LLC, (ii) DWA LLC shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such assumptions of contracts and other instruments of assumption as and to the extent necessary to evidence the valid and effective assumption of the Contributed Liabilities by DWA LLC and (iii) the Corporation shall execute and deliver, and shall cause its Subsidiaries to execute and deliver, such assumption agreements, credit agreements, security documents, guarantees and other instruments of assumption as and to the extent necessary to evidence assumption or guarantee of the Revolver Debt by the Corporation.

            SECTION 2.07. Other Ancillary Agreements. On or prior to the Separation Date, except as provided in Section 2.09, each of the LLC and the Corporation will execute and deliver all Ancillary Agreements to which it is a party.

            SECTION 2.08. Disclaimer of Representations and Warranties. Each of the LLC (on behalf of itself and each Person in the LLC Group) and the Corporation (on behalf of itself and each Person in the Corporation Group) understands and agrees that, except as expressly set forth herein or in any Ancillary Agreement, no party to this Agreement, any Ancillary Agreement or any other agreement or document contemplated by this Agreement, any Ancillary Agreement or otherwise, is representing or warranting in any way, express or implied, as to the Assets, businesses or Liabilities transferred or assumed as contemplated hereby or thereby, as to any Consents required in connection therewith, as to the value or freedom from any Security Interests of, or any other matter concerning, any Assets of such party, or as to the absence of any defenses or right of setoff or freedom from counterclaim with respect to any claim or other Asset, including any accounts receivable, of any party, or as to the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any Asset or thing of value upon the execution, delivery and filing hereof or thereof. Except as may expressly be set forth herein or in any Ancillary Agreement, all such Assets are being transferred on an "as is", "where is" basis (and, in the case of any real property, by means of a quitclaim or similar form deed or conveyance) and the respective transferees shall bear the economic and legal risks that (i) any conveyance shall prove to be insufficient to vest in the transferee good and marketable title, free and clear of any Security Interest and (ii) any necessary Consents or Governmental Approvals are not obtained or that any requirements of laws or judgments are not complied with.

            SECTION 2.09. Governmental Approvals and Consents. (a) To the extent that the Separation requires any Governmental Approvals or Consents, the parties will use their commercially reasonable efforts to obtain any such Governmental Approvals and Consents.

            (b) If and to the extent that the valid, complete and perfected transfer or assignment to the Corporation Group of any Contributed Assets would be a violation of applicable laws or require any Consent or Governmental Approval in connection with the Separation, the IPO, the DW Distribution or the Contribution, then, unless the LLC and the Corporation shall otherwise mutually determine, the transfer or assignment to the Corporation Group of such Contributed Assets shall be automatically deemed deferred and any such purported transfer or assignment shall be null and void until such time as all legal impediments are removed and/or such Consents or Governmental Approvals have been obtained and the failure to so transfer or assign any such Contributed Asset shall not be a breach of the LLC's obligations pursuant to Section 2.01 hereof. Notwithstanding the foregoing, such Asset shall be deemed a Contributed Asset for purposes of determining whether any Liability is a Contributed Liability.

            (c) If the transfer or assignment of any Contributed Asset intended to be transferred or assigned hereunder is not consummated on the Separation Date, whether as a result of the provisions of Section 2.09(b) or for any other reason, then, to the extent permitted by applicable law and subject to compliance with Section 2.11(b) by the Person to whom the Contributed Asset was to be transferred, the Person in the LLC Group retaining such Contributed Asset shall thereafter hold such Contributed Asset for the use and benefit insofar as reasonably possible, of the Person entitled thereto (at the expense of the Person entitled thereto). In addition, the Person in the LLC Group retaining such Contributed Asset shall take such other actions as may be reasonably requested by the Person to whom such Contributed Asset is to be transferred in order to place such Person, insofar as reasonably possible, in the same position as if such Contributed Asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Contributed Asset including possession, use, risk of loss, potential for gain and dominion, control and command over such Assets, are to inure from and after the Separation Date to the Corporation Group. Notwithstanding the foregoing, if following a request from the LLC, the Corporation fails to discharge any due and outstanding Liability related to a Contributed Asset being held by a Person in the LLC Group, or otherwise fails to reasonably assure the LLC that such Liability will be promptly discharged, then such Person in the LLC Group, in addition to any other rights and remedies the LLC may have hereunder, shall no longer be required to hold such Contributed Asset for the benefit of the Corporation and, subject to Section 2.09(d) below, may retain such Contributed Asset for its own use and benefit.

            (d) If and when the Consents and/or Governmental Approvals, the absence of which caused the deferral of transfer of any Contributed Asset pursuant to Section 2.09(b), are obtained, the transfer of the applicable Contributed Asset shall be effected in accordance with the terms of this Agreement; provided, however, that the Corporation has satisfied its obligations pursuant to Section 2.11(b).

            (e) The Person in the LLC Group retaining a Contributed Asset due to the deferral of the transfer of such Contributed Asset shall not be obligated, in connection with the foregoing, to expend any money unless the necessary funds are advanced by the Person entitled to the Contributed Asset, other than non-material out-of-pocket administrative expenses, attorneys' fees and recording or similar fees reasonably necessary to protect the value of a Contributed Asset and where, due to time sensitivity, it is not practicable to first seek advancement of such funds. Such amounts shall be promptly reimbursed by the Person in the Corporation Group entitled to such Contributed Asset.

            SECTION 2.10. Novation of Contributed Liabilities. (a) Each of the LLC and the Corporation, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign to the applicable Person in the Corporation Group all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Contributed Liabilities (other than any Contributed Liability that constitutes a Shared Contract Liability), or to obtain in writing the unconditional release of all parties to such arrangements other than any Person in the Corporation Group, so that, in any such case, the Corporation and its Subsidiaries will be solely responsible for such Contributed Liabilities; provided, however, that neither the LLC nor the Corporation shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested; provided further, however, that any legal fees or other administrative costs associated with obtaining such consents, approvals substitution and amendments shall be borne by the Corporation.

            (b) If the LLC or the Corporation is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable Person in the LLC Group shall continue to be bound by such agreements, leases, licenses and other obligations that constitute Contributed Liabilities and, unless not permitted by law or the terms thereof, the Corporation shall, as agent or subcontractor for the LLC or such other Person, as the case may be, pay, perform and discharge fully all such obligations or other Liabilities of the LLC or such other Person that constitute Contributed Liabilities, as the case may be, thereunder from and after the Separation Date. The Corporation shall indemnify each LLC Indemnitee, and hold each of them harmless against any Liabilities arising in connection therewith. Subject to the last sentence of Section 2.09(c), the LLC shall, without further consideration, pay or remit, or cause to be paid or remitted, to the Corporation promptly all money, rights and other consideration received by it or any Person in its respective Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, the LLC shall thereafter assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any Person in its Group to the Corporation without payment of further consideration and the Corporation shall, without the payment of any further consideration, assume such rights and obligations.

            SECTION 2.11. Novation of Liabilities other than Contributed Liabilities. (a) Each of the LLC and the Corporation, at the request of the other, shall use its commercially reasonable efforts to obtain, or to cause to be obtained, any consent, substitution, approval or amendment required to novate or assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that do not constitute Contributed Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than any Person in the LLC Group, so that, in any such case, the Persons in the LLC Group will be solely responsible for such Liabilities; provided, however, that neither the LLC nor the Corporation shall be obligated to pay any consideration therefor to any third party from whom such consents, approvals, substitutions and amendments are requested; provided further, however, that any legal fees or other administrative costs associated with obtaining such consents, approvals, substitution and amendments shall be borne by the LLC.

            (b) If the LLC or the Corporation is unable to obtain, or to cause to be obtained, any such required consent, approval, release, substitution or amendment, the applicable Person in the Corporation Group shall continue to be bound by such agreements, leases, licenses and other obligations and, unless not permitted by law or the terms thereof, the LLC shall cause a Person in the LLC Group, as agent or subcontractor for such Person in the Corporation Group, to pay, perform and discharge fully all the obligations or other Liabilities of such Person in the Corporation Group thereunder from and after the Separation Date. The LLC shall indemnify each Corporation Indemnitee and hold each of them harmless against any Liabilities arising in connection therewith. The Corporation shall cause each Person in the Corporation Group without further consideration, to pay or remit, or cause to be paid or remitted, to the LLC or to another Person in the LLC Group specified by the LLC promptly all money, rights and other consideration received by it or any Person in the Corporation Group in respect of such performance. If and when any such consent, approval, release, substitution or amendment shall be obtained or such agreement, lease, license or other rights or obligations shall otherwise become assignable or able to be novated, the Corporation shall promptly assign, or cause to be assigned, all its rights, obligations and other Liabilities thereunder or any rights or obligations of any Person in the Corporation Group to the LLC or to another Person in the LLC Group specified by the LLC without payment of further consideration and the LLC, without the payment of any further consideration shall, or shall cause such other Person in the LLC Group to, assume such rights and obligations.

            SECTION 2.12. Employee Benefit Arrangements. (a) (i) Effective as of the Separation Date, or other later date that the Corporation and the LLC mutually agree upon, the Corporation shall adopt, and shall maintain until June 30, 2005, health and welfare Plans (excluding the Corporation 401(k) Plan and the 2004 Omnibus Incentive Compensation Plan) that, to the extent administratively and financially practicable, are substantially the same as the corresponding health and welfare Plans of the LLC as in effect immediately prior to the Separation Date.

            (ii) Effective as of the Separation Date, all DWA Employees shall cease to be active participants in any Plan maintained by the LLC or an Affiliate thereof, and no DWA Employee shall be entitled to any additional accruals or any additional coverage under any Plan maintained by the LLC or an Affiliate thereof. Without limiting the generality of any express or implied assumption of Liabilities by the Corporation, the Corporation shall be solely responsible for and shall assume sole and exclusive liability and receive the assets, if any, related to such liabilities for
      (A) the payment of any termination or severance payments with respect to any DWA Employee except to the extent paid prior to the Separation Date;
      (B) the provision of any post-retirement health, dental, life insurance, or other welfare benefits to any DWA Employee except to the extent paid prior to the Separation Date; and (C) any claims made or incurred by the DWA Employees and their beneficiaries on or subsequent to the Separation Date under any Plan maintained or sponsored by the Corporation. For purposes of the immediately preceding sentence, a claim will be deemed incurred, in the case of hospital, medical or dental benefits, when the services that are the subject of the claim are performed and, in the case of other benefits (such as disability or life insurance), when an event has occurred that entitles the employee to the benefit.

            (iii) As of or prior to the Separation Date, the Corporation shall establish or cause to be established the Corporation FSA Plan. Effective as of the Separation Date, each DWA Employee shall cease to be an active participant in the LLC FSA Plan. The Corporation FSA Plan shall take into account the DWA Employees' salary reduction elections under the LLC FSA Plan as in effect immediately prior to the Separation Date for the remainder of the plan year in which the Separation Date occurs and as if made under the Corporation FSA Plan. As soon as administratively practicable following the Separation Date, the LLC shall cause an amount equal to any and all contributions that have been made by the DWA Employees to the LLC FSA Plan and that have not been reimbursed, or are not payable in connection with reimbursement claims submitted prior to the Separation Date, for eligible reimbursable medical expenses incurred by the DWA Employees prior to the Separation Date to be transferred to the Corporation or its designated vendor, which shall be the vendor in respect of the LLC FSA Plan immediately prior to the Separation Date. Such transferred amounts shall be treated as contributions by the DWA Employees under the Corporation FSA Plan. Eligible medical expenses incurred by the DWA Employees on or after the Separation Date, or incurred by the DWA Employees prior to the Separation Date but submitted for reimbursement on or after the Separation Date, shall be subject to reimbursement solely and exclusively under the Corporation FSA Plan and any related liabilities shall be assumed entirely by the Corporation

            (b) Effective as of the Separation Date, or other later date that applies to the particular Corporation Plan established thereafter, the Corporation Plans shall be, with respect to the DWA Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding LLC Plans. The LLC and the Corporation shall agree on methods and procedures, including amending the respective Plan documents, to prevent DWA Employees from receiving duplicate benefits from the LLC Plans and the Corporation Plans.

            (c) As of or prior to the Separation Date, the Corporation shall establish, or cause to be established, the Corporation 401(k) Plan, which shall be a new and separate defined contribution plan that satisfies the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and a new and separate trust that shall be tax-exempt under
Section 501(a) of the Code. Effective as of the Separation Date, the Corporation 401(k) Plan shall assume and be solely responsible for all Liabilities relating to, arising out of, or resulting from DWA Employees (and all of their beneficiaries and alternate payees pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code) under the LLC 401(k) Plan. Effective as of the Separation Date, each DWA Employee shall cease to be an active participant in the LLC 401(k) Plan. The LLC shall cause the LLC 401(k) Plan accounts of the DWA Employees (and all of their beneficiaries and alternate payees pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code) that are held by the LLC 401(k) Plan and its related trust to be transferred, in accordance with Code Section 414(l), to the Corporation 401(k) Plan and its related trust, and the Corporation shall cause such transferred accounts to be accepted by the Corporation 401(k) Plan and its related trust. Unless the LLC and the Corporation agree otherwise, such transfer shall occur on the last business day of a calendar month and shall be in-kind to the maximum extent practicable. As soon as administratively practicable after the Separation Date, the Corporation shall file a request for a favorable determination from the Internal Revenue Service that the Corporation 401(k) Plan is qualified under Section 401(a) of the Code. The Corporation hereby agrees and covenants that the Corporation shall make all amendments required by the Internal Revenue Service to obtain such a favorable determination. The Corporation shall use its commercially reasonable efforts to enter into agreements, effective as of the Separation Date, satisfactory to the LLC to accomplish such assumption and transfer, the maintenance of the necessary participant records and the appointment of a trustee and a record keeper under the Corporation 401(k) Plan.

            (d) Except as otherwise provided in subsection (a)(i) hereof, nothing in this Agreement shall preclude the Corporation, at any time after the Separation Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Corporation Plan or any employment or other service arrangement with DWA Employees or vendors (to the extent permitted by law).

            (e) The Corporation shall be solely responsible for providing COBRA continuation coverage under Section 4980B of the Code (for the applicable period of time as required by law) to those DWA Employees and their eligible dependents who become eligible for such coverage prior to, on, or after the Separation Date.

            (f) The LLC and the Corporation agree that none of the DWA Employees shall be deemed, by reason of the transfer of their employment from the LLC, or any Affiliate thereof, to the Corporation, or any Affiliate thereof, to have experienced a termination or severance of employment from the LLC or any Affiliate thereof for purposes of any Plan maintained or sponsored by the LLC or any Affiliate thereof that provides for the payment of severance, salary continuation or similar benefits.

            (g) Effective as of the Separation Date, the Corporation shall make all contributions to and shall assume all Liabilities under any multiemployer plan (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended) in respect of any DWA Employee except to the extent paid prior to the Separation Date.

            (h) On or prior to the Separation Date, each DWA Employee who is employed by the LLC Group on such date will be given the opportunity to elect to have any unused vacation days that he or she has accrued prior to the Separation Date for service with the LLC Group transferred to the Corporation, effective as of the Separation Date. In the event that any such DWA Employee elects such a transfer, effective as of the Separation Date, the Corporation shall be solely responsible for and shall assume sole and exclusive liability for any such accrued vacation days. In the event that any such employee does not elect such a transfer, effective as of the Separation Date, such employee shall be entitled to receive a cash payment from the Corporation for his or her unused vacation days accrued prior to the Separation Date.

            (i) On or before the Separation Date, subject to the approval of the compensation committee of the Board of Directors of the Corporation (the "Compensation Committee"), the LLC shall grant to Ann Daly fully vested Phantom E Stock that, upon the closing of the IPO, shall be exchanged for shares of Class A Common Stock (to be delivered by the Corporation) that have an aggregate value of $5,700,000, as determined on the Separation Date by reference to the initial public offering price per share appearing on the cover page of the IPO prospectus, without deduction for underwriters' fees or discounts (or, in lieu of Class A Common Stock, such other form of equity-based compensation as the Compensation Committee may determine). In the event that the closing of the IPO fails to occur for any reason by June

28, 2005, then the Phantom E Stock will be automatically canceled and Ann Daly will not be entitled to any payments or benefits with respect thereto.

            (j) The LLC will make Founders Shares Awards (out of Class A Common Stock held by it) to substantially all active employees of the LLC Group upon the Separation Date and contingent on the closing of the IPO. The LLC will be responsible for payment of withholding taxes to the government and W-2 reporting for such employees.

            (k) The Corporation will make Founders Shares Awards to substantially all active DWA Employees upon the Separation Date and contingent on the closing of the IPO. The Corporation will be responsible for payment of withholding taxes to the government and W-2 reporting for such DWA Employees.

            (l) Pursuant to Section 10 of the Employee Equity Participation Plan, the LLC will transfer shares of Class A Common Stock held by it in retirement of all outstanding vested Actual E Shares upon the Separation Date and contingent on the closing of the IPO.

            (m) Pursuant to Section 10 of the Employee Equity Participation Plan, the LLC will transfer shares of Class A Common Stock held by it to certain holders of vested Phantom E Stock, who are employees of the LLC Group, upon the Separation Date and contingent on the closing of the IPO. The LLC will be responsible for withholding taxes from such employees (without any gross-up) and remitting such withheld taxes to the government as well as for the W-2 reporting with respect thereto.

            (n) Pursuant to Section 10 of the Employee Equity Participation Plan, the Corporation will provide for the issuance of shares of Class A Common Stock to certain holders of vested Phantom E Stock, who are DWA Employees, upon the Separation Date and contingent on the closing of the IPO. The Corporation will be responsible for withholding taxes from such DWA Employees (without any gross-up) and remitting such withheld taxes to the government as well as for the W-2 reporting with respect thereto.

            (o) Except as provided in Section 2.12(l),(m) and (n) the Corporation shall, upon the Separation Date and contingent on the closing of the IPO, pursuant to its 2004 Omnibus Incentive Compensation Plan, make provision for the automatic conversion of, or offer to exchange, as applicable, all equity and equity-based awards in the LLC (as agreed upon by the LLC and the Corporation) held by DWA Employees or employees (or former employees) of the LLC Group into DWA Options, DWA Restricted Stock, SARs or RSUs of the Corporation. Without limiting the generality of the foregoing:

            (i) certain holders of vested Phantom E Stock shall receive vested RSUs or shares of vested Class A Common Stock and holders of unvested Phantom E Stock shall receive unvested RSUs or DWA Restricted Stock, which will vest over the remaining period in which the Phantom E Stock would have vested;

            (ii) Phantom E Options, whether vested or unvested, shall be converted into vested or unvested DWA Options or SARs, retaining their original vesting status or schedule. Unvested DWA Options or SARs, as applicable, will vest over the remaining period in which the Phantom E Options would have vested; and

            (iii) holders of unvested Actual E Shares shall receive unvested RSUs or DWA Restricted Stock, which will vest over the remaining period in which the Actual E Shares would have vested.

            In general, the conversion of such LLC awards will preserve the value of the holder's interests based on the IPO date price to the public of Class A Common Stock, without deduction for underwriters' fees or discounts. In the case of LLC interests that have a notional "exercise price", such conversions will preserve the "intrinsic value" of the LLC interests through a formula that preserves both the holder's "spread" and the ratio of the exercise price to the value of the underlying interest. Notwithstanding the foregoing, the terms and conditions of all such conversions and of the Corporation awards into which LLC awards will be converted, and all determinations of value, shall be made by the Compensation Committee.

            In the case of conversions of interests held by employees or former employee of the LLC Group (other than DWA Employees), the LLC will be responsible (upon the conversion or upon vesting, exercise or settlement of the award, as the case may be) for withholding taxes from such employees (without any gross-up) and remitting such withheld taxes to the government as well as for the W-2 reporting with respect thereto. In the case of conversions of interests held by DWA Employees, the Corporation will be responsible (upon the conversion or upon vesting, exercise or settlement of the award, as the case may be) for withholding taxes from such DWA employees (without any gross-up) and remitting such withheld taxes to the government as well as for the W-2 reporting with respect thereto.

            (p) Nothing in this Section 2.12, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Section 2.12 on any Persons (including without limitation any DWA Employee or any employee (or former employee) of the LLC Group) other than the parties to this Agreement and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or Liability of any third party to any party to this Agreement, nor shall any provisions give any third party any right of subrogation over or action against any party to this Agreement.

                                   ARTICLE III

                       The IPO and Actions Pending the IPO

            SECTION 3.01. The IPO. The LLC and the Corporation shall use their commercially reasonable efforts to consummate the IPO.

            SECTION 3.02. Proceeds of the IPO. The IPO will be both a primary and secondary offering of Class A Common Stock, and the net proceeds of the IPO will be retained by the Corporation and the participating selling stockholders as described in the Prospectus.

            SECTION 3.03. Charter; Bylaws. Prior to the effectiveness of the IPO Registration Statement, the LLC and the Corporation shall each take all actions that may be required to provide for the adoption by the Corporation of the Restated Certificate of Incorporation of the Corporation substantially in the form attached as Exhibit A and the Amended and Restated Bylaws of the Corporation substantially in the form attached as Exhibit B.

                                   ARTICLE IV

         Conditions Precedent to Consummation of Separation Transactions


            SECTION 4.01. Separation Date. The closing of the transactions set forth in Article II (the "Separation") shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 8:00 a.m. New York time on the date (the "Separation Date") set for the pricing of the IPO, subject, other than in the case of Section 2.01 and 2.02(a), which shall not be conditioned on the occurrence of clause (c) below, to:



            (a) all obligations of the Corporation or any other Person in the Corporation Group, if any, under the LLC Credit Facility and the Film Securitization Facility shall have been terminated; and



            (b) all Material Consents shall have been obtained or waived by the Corporation.



            (c) the execution and delivery of the Formation Agreement.


                                    ARTICLE V

                        Mutual Releases; Indemnification


            SECTION 5.01. Release of Pre-Closing Claims. (a) Except as provided in Section 5.01(c) and Section 5.03, effective as of the Separation Date, the Corporation does hereby, for itself and for each of its Subsidiaries that is in the Corporation Group as of the Separation Date, release and forever discharge the LLC and each of its Subsidiaries that are in the LLC Group, and all Persons who at any time prior to the Separation Date have been stockholders, directors, officers, agents, managers or members of any Person in the LLC Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed in each case on or before the Separation Date, including in connection with the transactions and all other activities to implement the Separation and the IPO.


            (b) Except as provided in Section 5.01(c) and Section 5.02, effective as of the Separation Date, the LLC does hereby, for itself and for each of its Subsidiaries that is in the LLC Group, release and forever discharge the Corporation and each of its Subsidiaries that is in Corporation Group as of the Separation Date, and all Persons who at any time prior to the Separation Date have been stockholders, directors, officers, agents or members of any Person in the Corporation Group (in each case, in their respective capacities as such), and their respective heirs, executors, administrators, successors and assigns, from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed in each case on or before the Separation Date, including in connection with the transactions and all other activities to implement the Separation and the IPO.



            (c) Nothing contained in Section 5.01(a) or (b) shall impair any right of any Person to enforce this Agreement, any Ancillary Agreement or any agreements, arrangements, commitments or understandings that are specified in
Section 2.04(b) or the applicable Schedules thereto not to terminate as of the Separation Date or Section 2.06, in each case in accordance with its terms. Nothing contained in Section 5.01(a) or (b) shall release any Person from:


            (i) any Liability provided in or resulting from any agreement among any Persons in the LLC Group or the Corporation Group that is specified in
      Section 2.04(b) or the applicable Schedules thereto as not to terminate as of the Separation Date, or any other Liability specified in such Section 2.04(b) as not to terminate as of the Separation Date;

            (ii) any Liability assumed, transferred, assigned or allocated to the Group of which such Person is a member in accordance with, or any other Liability of any member of any Group under, this Agreement or any Ancillary Agreement;

            (iii) any Liability that the parties may have with respect to indemnification or contribution pursuant to this Agreement for claims brought against the parties by third Persons, which Liability shall be governed by the provisions of this Article V and, if applicable, the appropriate provisions of the Ancillary Agreements; or

            (iv) any Liability the release of which would result in the release of any Person other than a Person released pursuant to this Section 5.01.


            (d) The Corporation shall not make, and shall not permit any Person in the Corporation Group to make, any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against the LLC or any Person in the LLC Group, or any other Person released pursuant to Section 5.01(a), with respect to any Liabilities released pursuant to Section 5.01(a). The LLC shall not, make, and shall not permit any Person in the LLC Group to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification against the Corporation or any Person in the Corporation Group, or any other Person released pursuant to Section 5.01(b), with respect to any Liabilities released pursuant to Section 5.0l(b).



            (e) It is the intent of each of the LLC and the Corporation, by virtue of the provisions of this Section 5.01, to provide for a full and complete release and discharge of all Liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed in each case on or before the Separation Date, between or among the Corporation or any Person in the Corporation Group, on the one hand, and the LLC or any Person in the LLC Group, on the other hand (including any contractual agreements or arrangements existing or alleged to exist between or among any such Persons on or before the Separation Date), except as expressly set forth in Section 5.01(c). At any time, at the request of any other party, each party shall cause each Person in its respective Group to execute and deliver releases reflecting the provisions hereof.


            SECTION 5.02. Indemnification by the Corporation. Except as provided in Section 5.04, the Corporation shall, and shall cause each of its Subsidiaries that is in the Corporation Group as of the Separation Date, to jointly and severally indemnify, defend and hold harmless the LLC, each Person in the LLC Group and each of their respective members, managers, directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "LLC Indemnitees"), from and against any and all Liabilities of the LLC Indemnitees relating to, arising out of or resulting from any of the following items without duplication and including, without limitation, any such Liabilities asserted by way of setoff, counterclaim or defense or enforcement of any Security Interest:

            (i) the failure of the Corporation or any other Person in the Corporation Group or any other Person to pay, perform or otherwise promptly discharge any Contributed Liabilities in accordance with their respective terms, whether prior to or after the Separation Date;

            (ii) any material breach by the Corporation or any Person in the Corporation Group of this Agreement or any Ancillary Agreement that does not contain its own indemnification provisions;

            (iii) any untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment thereto) relating to such registration, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the IPO Registration Statement or Prospectus or any other document filed by the Corporation or any Person in the Corporation Group, including all documents incorporated therein by reference, with the Securities and Exchange Commission or otherwise used in connection with the IPO or the transactions contemplated thereby (collectively, the "IPO Documents"), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In connection with the foregoing, the Corporation shall, and shall cause each of its Subsidiaries that is in the Corporation Group as of the Separation Date, to jointly and severally indemnify, defend and hold harmless each LLC Indemnitee:

                  (A) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Corporation; and

                  (B) against any and all reasonable expense whatsoever, as
            incurred (including reasonable fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (iii) above.

            provided, however, that the indemnity contained in this subparagraph
      (iii) does not apply to any LLC Indemnitee with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission
      (A) made in reliance upon and in conformity with written information furnished to the Corporation by such LLC Indemnitee expressly for use in an IPO Document or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented registration statement or prospectus and the Corporation had furnished copies thereof to the LLC Indemnitee from which the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof on a timely basis prior to the date of sale by such LLC Indemnitee to such Person.

            Notwithstanding anything to the contrary herein, in no event will any LLC Indemnitee have the right to seek indemnification from any Person in the Corporation Group with respect to any claim or demand against any Person in the LLC Group for the satisfaction of the Excluded Liabilities.

            SECTION 5.03. Indemnification by the LLC. Except as provided in
Section 5.04, the LLC shall, and shall cause each of its Subsidiaries that is in the LLC Group as of the Separation Date, to jointly and severally indemnify, defend and hold harmless the Corporation, each Person in the Corporation Group, each shareholder of the Corporation that was a member of the LLC at the time of the Separation, and each of their respective directors, officers, managers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Corporation Indemnitees"), from and against any and all Liabilities of the Corporation Indemnitees relating to, arising out of or resulting from any of the following items (without duplication and including, without limitation, any Liabilities asserted by way of setoff, counterclaim or defense or enforcement of any Security Interest):

            (i) the failure of the LLC or any other Person in the LLC Group or any other Person to pay, perform or otherwise promptly discharge any Excluded Liabilities in accordance with their respective terms, whether prior to or after the Separation Date;

            (ii) any material breach by the LLC or any Person in the LLC Group of this Agreement or any Ancillary Agreement that does not contain its own indemnification provisions.

            Notwithstanding anything to the contrary herein, in no event will any Corporation Indemnitee have the right to seek indemnification from any Person in the Corporation Group with respect to any claim or demand against any Person in the LLC Group for the satisfaction of the Contributed Liabilities.

            SECTION 5.04. Indemnification Obligations Net of Insurance Proceeds and Other Amounts; Shared Contract Liabilities. (a) The parties intend that any Liability subject to indemnification or reimbursement pursuant to this Article V will be net of Insurance Proceeds that actually reduce the amount of the Liability. Accordingly, the amount which any party (an "Indemnifying Party") is required to pay to any Person entitled to indemnification hereunder (an "Indemnitee") will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in respect of the related Liability. If an Indemnitee receives a payment (an "Indemnity Payment") required by this Agreement from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnity Payment received over the amount of the Indemnity Payment that would have been due if the Insurance Proceeds had been received, realized or recovered before the Indemnity Payment was made.

            (b) An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a "wind-fall" (i.e., a benefit such insurer or other third party would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof. Nothing contained in this Agreement or any Ancillary Agreement shall obligate any Person in any Group to seek to collect or recover any Insurance Proceeds.

            (c) If an indemnification claim is covered by the indemnification provisions of an Ancillary Agreement, the claim shall be made under the Ancillary Agreement to the extent applicable and the provisions thereof shall govern such claim. In no event shall any party be entitled to double recovery from the indemnification provisions of this Agreement and any Ancillary Agreement.

            SECTION 5.05. Procedures for Indemnification of Third Party Claims.
(a) If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a Person in the LLC Group or the Corporation Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 5.02 or 5.03, or any other Section of this Agreement, such Indemnitee shall give such Indemnifying Party written notice thereof within 20 days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee or other Person to give notice as provided in this Section 5.05(a) shall not relieve the related Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.

            (b) An Indemnifying Party may elect to defend (and, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise, so long as such settlement or compromise contains an unconditional release of each Indemnitee, whether or not a party to such Third Party Claim), at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any Third Party Claim. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 5.05(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee; provided, however, in the event that (i) the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified, and continues to assert, any reservations or exceptions in such notice or (ii) the Third Party Claim involves injunctive or equitable relieve, then, in any such case, the reasonable fees and expenses of one separate counsel for all Indemnitees shall be borne by the Indemnifying Party.

            (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 5.05(b), such Indemnitee may defend such Third Party Claim at the cost and expense of the Indemnifying Party.

            (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim without the consent of the Indemnifying Party.

            (e) No Indemnifying Party shall consent to entry of any judgment or enter into any settlement of any Third Party Claim unless the settlement involves only monetary relief which the Indemnifying Party has agreed to pay and includes a full and unconditional release of the Indemnitee.

            SECTION 5.06. Additional Matters. (a) Any claim on account of a Liability which does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto. If such Indemnifying Party does not respond within such 30-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such 30-day period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such remedies as may be available to such party as contemplated by this Agreement.

            (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

            (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnified Party or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in this section, and the Indemnifying Party shall fully indemnify the named defendant against all costs of defending the Action (including court costs, sanctions imposed by a court, attorneys' fees, experts' fees and all other external expenses), the costs of any judgment or settlement and the cost of any interest or penalties relating to any judgment or settlement.

            SECTION 5.07. Remedies Cumulative. The remedies provided in this
Article V shall be cumulative and, subject to the provisions of Article VIII, shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

            SECTION 5.08. Survival of Indemnities. The rights and obligations of each of the LLC and the Corporation and their respective Indemnitees under this
Article V shall survive the sale or other transfer by any party of any Assets or businesses or the assignment by it of any Liabilities.

                                   ARTICLE VI

                            Certain Business Matters

            SECTION 6.01. Certain Business Matters. (a) Until the home video release of the last Animated Motion Picture subject to the Film Distribution Agreement, (i) no Person in the LLC Group will develop, produce or exploit Animated Motion Pictures other than (A) the exploitation of the Retained Motion Pictures, (B) the development, production and/or exploitation under the "Go Fish" label of Small Animated Motion Pictures and (C) pursuant to the Film Distribution Agreement, (ii) no Person in the Corporation Group will develop, produce or exploit Live Action Motion Pictures and (iii) Persons in either Group may develop, produce and/or exploit Hybrid Motion Pictures. The LLC and the Corporation agree that this covenant is reasonable with respect to its scope and duration. If, at the time of enforcement of this Section 6.01, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the period and scope legally permissible under such circumstances will be substituted for the period and scope stated herein.


            (b) No Person in the Corporation Group or the LLC Group will engage in theme park activities (as described in the Employment Agreement, dated as of , between the LLC and Steven Spielberg) (other than through Universal Studios, Inc.) until such time as Mr. Spielberg confirms to the LLC in writing (which shall in turn notify the Corporation) that, in his absolute determination and in his absolute discretion, he has ceased to maintain exclusive theme park arrangement(s) with third parties, or until the later of such time as (i) Mr. Spielberg no longer has any contractual relationship with any Person in the Corporation Group or the LLC Group or (ii) Mr. Spielberg, his wife, his or her issue (or trusts for the primary benefit of any of them), his or her siblings (or trusts for the primary benefit of any of them) or a private charitable foundation organized by him and/or his wife cease to own or control, directly or indirectly any of the Class A Common Stock of the Corporation issued to him (or entities controlled by him) by the Corporation or limited liability company interests in the LLC (and the prohibition contained in this Section 6.01(b) shall not be renewed if Mr. Spielberg, his wife, his or her issue (or trusts for the primary benefit of any of them), his or her siblings (or trusts for the primary benefit of any of them) or a private charitable foundation organized by him and/or his wife subsequently reacquires any Class A Common Stock or limited liability company interests). It is mutually agreed by the parties hereto that Diamond Lane Productions, Inc. and Steven Spielberg are third party beneficiaries of this Section 6.01(b) and that this Section 6.01(b) may not be amended without the prior written consent of Diamond Lane Productions, Inc. and Mr. Spielberg.

            SECTION 6.02. Late Payments. Except as expressly provided to the contrary in this Agreement, any amount not paid when due pursuant to this Agreement (and any amounts billed or otherwise invoiced or demanded and properly payable that are not paid within 30 days of such bill, invoice or other demand) shall accrue interest at a rate per annum equal to the Prime Rate plus 2%.

                                   ARTICLE VII

                    Exchange of Information; Confidentiality

            SECTION 7.01. Agreement for Exchange of Information; Archives. (a) Each of the LLC and the Corporation, on behalf of its respective Group, agrees to provide, or cause to be provided, to the other Group, at any time before or after the Separation Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such respective Group which the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, tax or other proceeding or in order to satisfy audit, accounting, regulatory, litigation, tax or other similar requirements, in each case other than claims or allegations that one party to this Agreement has against the other or (iii) subject to the foregoing clause
(ii), to comply with its obligations under this Agreement; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement or waive any attorney-client privilege, the parties shall take all commercially reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

            (b) Without limiting the obligation of the LLC to transfer the Contributed Assets as provided herein, after the Separation Date, the Corporation or the LLC, as applicable, shall have access during regular business hours (as in effect from time to time) to the documents and objects of historic significance that relate to the animation business that are located in archives retained or maintained by the LLC or that relate to the live-action business that are located in archives retained or maintained by the Corporation, as applicable. The Corporation or the LLC, as applicable, may obtain copies (but not originals) of documents for bona fide business purposes and may obtain objects for exhibition purposes for reasonable periods of time if required for bona fide business purposes; provided, however, that the Corporation or the LLC, as applicable, shall cause any such objects to be returned promptly in the same condition in which they were delivered to such party and shall comply with any rules, procedures or other requirements, and shall be subject to any restrictions (including prohibitions on removal of specified objects) that are then applicable to the providing party. The Corporation or the LLC, as applicable, shall pay the applicable fee or rate per hour for archives research services (subject to increase from time to time to reflect rates then in effect) for the providing party generally. Nothing herein shall be deemed to restrict the access of the providing party to any such documents or objects or to impose any liability on the providing party if any such documents or objects are not maintained or preserved by such party.

            (c) After the Separation Date, each of the LLC and the Corporation
(i) shall maintain in effect at its own cost and expense adequate systems and controls to the extent necessary to enable the Persons in the other Group to satisfy their respective reporting, accounting, audit and other obligations and
(ii) shall provide, or cause to be provided, to the other party (in such form as the providing party retains such information for its own use) all financial and other data and information as such requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority.

            SECTION 7.02. Ownership of Information. Any Information owned by one Group that is provided to a requesting party pursuant to Section 7.01 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

            SECTION 7.03. Compensation for Providing Information. The party requesting Information agrees to reimburse the other party for the reasonable costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting party. Except as may be otherwise specifically provided elsewhere in this Agreement, such costs shall be computed in accordance with the providing party's standard methodology and procedures.

            SECTION 7.04. Record Retention. To facilitate the possible exchange of Information pursuant to this Article VII and other provisions of this Agreement after the Separation Date, the parties agree to use their commercially reasonable efforts to retain all Information in their respective possession or control on the Separation Date in accordance with the policies of the LLC as in effect on the Separation Date or such other policies as may be reasonably adopted by the appropriate party after the Separation Date. No party will destroy, or permit any of its Subsidiaries to destroy, any Information which the other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the Separation Date without first using its commercially reasonable efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such information prior to such destruction; provided, however, that in the case of any Information relating to taxes, employee benefits or environmental liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof).

            SECTION 7.05. Limitations of Liability. Except as otherwise provided in Article V, no party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement is found to be inaccurate in the absence of willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed after commercially reasonable efforts by such party to comply with the provisions of
Section 7.04.

            SECTION 7.06. Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article VII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange, retention or confidential treatment of Information set forth in any Ancillary Agreement.

            SECTION 7.07. Production of Witnesses; Records; Cooperation. (a) After the Separation Date, except in the case of an adversarial Action by one party or Persons in its Group against another party or Person in its Group, each party hereto shall use its commercially reasonable efforts to make available to each other party, upon written request, the then-current directors, officers, employees, other personnel and agents of the Person in its respective Group as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all costs and expenses in connection therewith.

            (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, the other party shall make available to such Indemnifying Party, upon written request then-current directors, officers, employees, other personnel and agents of the Persons in its respective Group as witnesses and any books, records or other documents within its control, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be, and shall otherwise reasonably cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be.

            (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.

            (d) The obligation of the parties to provide witnesses pursuant to this Section 7.07 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to provide as witnesses employees and other officers without regard to whether the witness or the employer of the witness could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 7.07(a)).

            (e) In connection with any matter contemplated by this Section 7.07, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of any Person in any Group.

            SECTION 7.08. Confidentiality. (a) Subject to Section 7.09, each of the LLC and the Corporation, on behalf of itself and each Person in its respective Group, agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that applies to the LLC's confidential and proprietary information pursuant to policies in effect as of the Separation Date, all Information concerning the other Group that is either in its possession (including Information in its possession prior to the Separation Date) or furnished the other Group or its respective directors, officers, managers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or any Person in such Group or any of their respective directors, officers, managers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or any Person in such party's Group) which sources are not themselves bound by a confidentiality obligation or (iii) independently generated without reference to any proprietary or confidential Information of the other party.

            (b) Each party agrees not to release or disclose, or permit to be released or disclosed, any Information of the other Group to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with Section 7.09.

            SECTION 7.09. Protective Arrangements. In the event that any party or any Person in its Group either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law (including pursuant to any rule or regulation of the Securities and Exchange Commission) or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of any other party (or any Person in any other party's Group) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such Information and shall cooperate at the expense of the such other party in seeking any reasonable protective arrangements (including by seeking confidential treatment of such Information) requested by such other party. Subject to the foregoing, the Person that received such a request or determined that it is required to disclose Information may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority; provided that such Person provides the other party upon request with a copy of the Information so disclosed.

                                  ARTICLE VIII

                               Dispute Resolution

            SECTION 8.01. Disputes. Except as otherwise specifically provided in any Ancillary Agreement, the procedures for discussion, negotiation and mediation set forth in this Article XIII shall apply to all disputes, controversies or claims (whether arising in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with this Agreement, or the transactions contemplated hereby (including all actions taken in furtherance of the transactions contemplated hereby on or prior to the Separation Date), or the commercial or economic relationship of the parties relating hereto or thereto, between or among any Person in the LLC Group and the Corporation Group.

            SECTION 8.02. Escalation; Mediation. (a) It is the intent of the parties to use their respective commercially reasonable efforts to resolve expeditiously any dispute, controversy or claim between or among them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any party involved in a dispute, controversy or claim may deliver a notice (an "Escalation Notice") demanding an in person meeting involving representatives of the parties at a senior level of management of the parties (or if the parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the parties may be established by the parties from time to time; provided, however, that the parties shall use their commercially reasonable efforts to meet within 30 days of the Escalation Notice.

            (b) If the parties are not able to resolve the dispute, controversy or claim through the escalation process referred to above, then the matter shall be referred to mediation. The parties shall retain a mediator to aid the parties in their discussions and negotiations by informally providing advice to the parties. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the parties, nor shall any opinion expressed by the mediator be admissible in any other proceeding. The mediator may be chosen from a list of mediators previously selected by the parties or by other agreement of the parties. Costs of the mediation shall be borne equally by the parties involved in the matter, except that each party shall be responsible for its own expenses. Mediation shall be a prerequisite to the commencement of any action by either party.

            SECTION 8.03. Court Actions. (a) In the event that any party, after complying with the provisions set forth in Section 8.02 above, desires to commence an Action, such party, subject to Section 11.16, may submit the dispute, controversy or claim (or such series of related disputes, controversies or claims) to any court of competent jurisdiction.

            (b) Unless otherwise agreed in writing, the parties will continue to provide, service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article XIII, except to the extent such commitments are the subject of such dispute, controversy or claim.

                                   ARTICLE IX

                               Further Assurances

            SECTION 9.01. Further Assurances. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its commercially reasonable efforts, prior to, on and after the Separation Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement.

            (b) Prior to, on and after the Separation Date, each party hereto shall cooperate with the other party, and without any further consideration, but at the expense of the requesting party, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any Consents or Governmental Approvals), and to take all such other actions as such party may reasonably be requested to take by such other party hereto from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement and the transfer of the Contributed Assets and the release of Persons in the Corporation Group from Liabilities not constituting Contributed Liabilities and the assignment and assumption of the Contributed Liabilities and the other transactions contemplated hereby. Without limiting the foregoing and without limiting Section 2.09 hereof, the LLC will, at the reasonable request, cost and expense of the Corporation, take such other actions as may be reasonably necessary to vest in the applicable Person in the Corporation Group good and marketable title, free and clear of any Security Interest, if and to the extent it is practicable to do so and so long as no Person in the LLC Group is materially adversely affected by taking such other actions.

            (c) On or prior to the Separation Date, the LLC and the Corporation in their respective capacities as direct and indirect stockholders of their respective Subsidiaries, shall each ratify any actions which are reasonably necessary or desirable to be taken by the LLC, the Corporation or any Subsidiary of the LLC or the Corporation, as the case may be, to effectuate the transactions contemplated by this Agreement.

            (d) Prior to the Separation Date, if one or both of the parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm's-length basis on which the other party will provide such service.

                                    ARTICLE X

                                   Termination

            SECTION 10.01. Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Separation Date by the mutual consent of the LLC and the Corporation.

            SECTION 10.02. Effect of Termination. In the event of any termination of this Agreement, no party to this Agreement (or any of its directors or officers) shall have any Liability or further obligation to any other party.

                                   ARTICLE XI

                                  Miscellaneous

            SECTION 11.01. Counterparts; Entire Agreement; Corporate Power. (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

            (b) This Agreement, the Ancillary Agreements, the Exhibits, the Schedules and appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein or therein.

            (c) Each party represents on behalf of itself, the LLC represents on behalf of each other Person in the LLC Group party to this Agreement and the Corporation represents on behalf of each other Person in the Corporation Group party to this Agreement, as follows:

            (i) each such Person has the requisite corporate, limited liability company or other power and authority and has taken all corporate, limited liability company or other action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

            (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

            SECTION 11.02. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, irrespective of the choice of laws principles of the State of New York, except to the extent the substantive laws of the State of Delaware are mandatorily applicable under Delaware law.

            SECTION 11.03. Assignability. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party or parties hereto.

            SECTION 11.04. Third Party Beneficiaries. Except for the indemnification rights under this Agreement of any LLC Indemnitee or Corporation Indemnitee in their respective capacities as such, and except as expressly set forth in Section 6.01(b), (a) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person (including employees of the parties hereto) except the parties any rights or remedies hereunder and (b) there are no third party beneficiaries of this Agreement and this Agreement shall not provide any third person (including employees of the parties hereto) with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

            SECTION 11.05. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

                  If to the LLC, to:

                  DreamWorks L.L.C.
                  Grandview Building
                  1000 Flower Street
                  Glendale, California 91201]
                  Attn:  General Counsel

                  If to the Corporation or DWA LLC to:

                  DreamWorks Animation SKG, Inc.
                  Grandview Building
                  1000 Flower Street
                  Glendale, California 91201
                  Attn:  General Counsel

Any party may, by notice to the other party, change the address to which such notices are to be given.

            SECTION 11.06. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

            SECTION 11.07. Force Majeure. No party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war, riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

            SECTION 11.08. Publicity. Prior to the Separation, each of the parties shall consult with each other prior to issuing any press releases or otherwise making public statements with respect to the Separation, the IPO or any of the other transactions contemplated hereby and prior to making any filings with any Governmental Authority with respect thereto.

            SECTION 11.09. Expenses. Except as expressly set forth in this Agreement, the LLC and the Corporation shall each be responsible for their own internal fees, costs and expenses and fees, costs and expenses of their own counsel. All other third party fees, costs and expenses paid or incurred (a) in connection with the IPO and the Separation shall be paid by the Corporation and
(b) in connection with obtaining the complete release and discharge of the Corporation from any obligations with respect to the LLC Credit Facility and the Film Securitization Facility will be paid by the LLC.

            SECTION 11.10. Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 11.11. Survival of Covenants. The covenants, representations and warranties contained in this Agreement, and liability for the breach of any obligations contained herein, shall survive the Separation and the IPO and shall remain in full force and effect.

            SECTION 11.12. Waivers of Default. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

            SECTION 11.13. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

            SECTION 11.14. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

            SECTION 11.15. Interpretation. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto) and not to any particular provision of this Agreement. Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation", unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive.

            SECTION 11.16. Submission to Jurisdiction; Waivers. With respect to any suit, action or proceeding relating to this Agreement (collectively, a "Proceeding"), each party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the States of New York and Delaware and any court of the United States located in the Borough of Manhattan in New York City or the State of Delaware; (b) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; and (c) consents to the service of process at the address set forth for notices in
Section 11.05 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

            SECTION 11.17. Special Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT TO THE CONTRARY, AND EXCEPT AS PROVIDED BELOW, IN NO EVENT WILL EITHER PARTY OR ANY PERSON IN ITS GROUP BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS

SUFFERED BY AN INDEMNITEE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, IN CONNECTION WITH ANY DAMAGES ARISING HEREUNDER OR THEREUNDER; PROVIDED, HOWEVER, THAT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY ANY DAMAGES, INCLUDING SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS (OTHER THAN DAMAGES OR LOST PROFITS CONSTITUTING EXCLUDED LIABILITIES), TO A PERSON WHO IS NOT IN EITHER GROUP IN CONNECTION WITH A THIRD PARTY CLAIM, SUCH DAMAGES WILL CONSTITUTE DIRECT DAMAGES AND WILL NOT BE SUBJECT TO THE LIMITATION SET FORTH IN THIS SECTION 11.17.

            IN WITNESS WHEREOF, the parties have caused this Separation Agreement to be executed by their duly authorized representatives.

                                    DREAMWORKS L.L.C.,

                                       by

                                           --------------------------
                                           Name:
                                           Title:


                                    DREAMWORKS ANIMATION L.L.C.,

                                       By

                                           --------------------------
                                           Name:
                                           Title:


                                    DREAMWORKS ANIMATION SKG, INC.,

                                       by

                                           --------------------------
                                           Name:
                                           Title: